UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2017

AMBASE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07265	95-2962743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

ONE SOUTH OCEAN BOULEVARD, SUITE 301
BOCA RATON, FLORIDA 33432
 (Address of principal executive offices, including zip code)

(203) 532-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ___
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ___

Item 8.01 OTHER EVENTS

As previously disclosed in the Company's previously filed periodic reports, the Company had been informed by the 111 West 57th Sponsor LLC, (the "Sponsors"), that Apollo Commercial Real Estate Finance, Inc. (together with its affiliates, "Apollo") (the mezzanine lender) had indicated that due to budget increases, it believes the current loan has been "out of balance"; and thus 111 West 57th Partners LLC ("111 West 57th Partners"), or its subsidiaries would need additional funding in order to bring the loan back into balance. Apollo had previously provided loan forbearances to the borrowers and guarantors in order to allow the Sponsors time (while the building continues to be built) to raise the additional financing which it claimed would be needed in order to complete the 111 West 57th project. This forbearance period ended on June 29, 2017. Around this date, the Company was advised that Apollo had sold $25 million of the mezzanine loan—broken off as a junior mezzanine loan—to an affiliate of Spruce Capital Partners LLC, ("Spruce").

As previously disclosed on June 30, 2017, Spruce declared an event of default under the junior mezzanine loan now held by it and demanded immediate payment of the full outstanding balance of the junior mezzanine loan; $25.2 million. By letter dated July 7, 2017, Spruce gave notice to the junior mezzanine borrower that it proposed to accept the pledged collateral (including the joint venture members' collective interest in the property) in full satisfaction of the joint venture's indebtedness under the junior mezzanine loan (i.e. a "Strict Foreclosure"). The Company informed the Sponsors that they objected to Spruce's proposal and demanded that the Sponsors inform the Company as to how they intended to respond on behalf of the junior mezzanine borrower. The Sponsors refused to commit to filing an objection on behalf of the junior mezzanine borrower. Thus, on July 23, 2017, the Company sent Spruce a letter objecting to the Strict Foreclosure on behalf of its subsidiary, 111 West 57th Investment LLC. Spruce likewise gave no indication that it would honor the Company's objection.

By accepting the pledged collateral, Spruce would have taken control of the collateral pledged by the junior mezzanine borrower, and therefore, the Company's entire interest in the 111 West 57th Street property, representing practically all of the Company's equity investment in the 111 West 57th Street project.

On July 25, 2017, the Company filed a complaint against Spruce and the Sponsors and requested injunctive relief halting the Strict Foreclosure from the New York State Supreme Court for New York County, (the "NY Court") Index No. 655031/2017, (the "111 West 57th TRO Action").

The defendants in the 111 West 57th TRO action are 111 W57 Mezz Investor, LLC, Spruce Capital Partners LLC, 111 West 57th Sponsor LLC, Michael Z. Stern, and Kevin P. Maloney (collectively, "Defendants") and nominal defendants 111 West 57th Partners LLC and 111 West 57th Mezz 1 LLC.

On July 26, 2017, the Court issued a temporary restraining order barring Spruce from accepting the collateral pending a preliminary injunction hearing scheduled for August 14, 2017.

The Company does not have access to communications with the lenders, except for those individual communications the Sponsors have elected to share.  The Company has continued to demand access to such information both under the joint venture agreement and as part of the ongoing litigation between the Company and the Sponsors.

The Company will continue to pursue all available legal courses of action as well as considering other possible economic strategies, including the possible sale of the Company's investment interest in the 111 West 57th Property. The Company is negotiating with all potential parties to protect the Company's interests. Additionally, the Company is pursuing alternative financial resources to help finance current and future litigation in the courts to protect the Company's investment value, including negotiating possible contingency arrangements with legal counsel and/or raising capital for the Company to pursue its legal rights.

See Note 4 to the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as the Company's previously filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K for additional information regarding the Company's equity investment in the 111 West 57th Property, the status of the project, including disclosures regarding distributions received and capital contributions made under the joint venture agreement.

The Company can give no assurances regarding the outcome of the matters described above, including as to whether the Sponsors will perform their contractual commitments to the Company under the joint venture agreement, as to what further action, if any, the lenders may take with respect to the project, as to the ultimate resolution of the ongoing litigation between the Company and the Sponsors or the 111 West 57th TRO Action, or as to the ultimate effect of the Sponsors', the Company's or the lenders' actions on the project, or as to the completion or ultimate success of the project, or the value or ultimate realization of any portion of the Company's equity interest in the 111 West 57th Street Property.

Cautionary Statement for Forward-Looking Information

This Current Report or Form 8-K together with other statements and information publicly disseminated by the Company may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or make oral statements that constitute forward looking statements. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. The forward-looking statements may relate to such matters as anticipated financial performance, future revenues or earnings, business prospects, projected ventures, anticipated market performance, anticipated litigation results or the timing of pending litigation, and similar matters. When used in this Annual Report, the words "estimates," "expects," "anticipates," "believes," "plans," "intends" and variations of such words and similar expressions are intended to identify forward-looking statements that involve risks and uncertainties.  The Company cautions readers that a variety of factors could cause the Company's actual results to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements.  These risks and uncertainties, many of which are beyond the Company's control, include, but are not limited to those set forth in "Item 1A, Risk Factors" and elsewhere in this Annual Report and in the Company's other public filings with the Securities and Exchange Commission including, but not limited to: (i) transaction volume in the securities markets; (ii) the volatility of the securities markets; (iii) fluctuations in interest rates; (iv) risks inherent in the real estate business, including, but not limited to, insurance risks, tenant defaults, risks associated with real estate development activities, changes in occupancy rates or real estate values; (v) changes in regulatory requirements which could affect the cost of doing business; (vi) general economic conditions; (vii) risks with regard to whether or not the Company's current financial resources will be adequate to fund operations over the next twelve months from financial statement issuance date and/or continue operations; (viii) changes in the rate of inflation and the related impact on the securities markets; (ix) changes in federal and state tax laws; (x) assumptions regarding the outcome of legal and/or tax matters, based in whole or in part upon consultation with outside advisors, (xi) risks arising from unfavorable decisions in tax, legal and/or other proceedings, and (xii) risks with regard to the ability of the Company to continue as a going concern. These are not the only risks that we face. There may be additional risks that we do not presently know of or that we currently believe are immaterial which could also impair our business and financial position.

Undue reliance should not be placed on these forward-looking statements, which are applicable only as of the date hereof. The Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this report or to reflect the occurrence of unanticipated events. Accordingly, there is no assurance that the Company's expectations will be realized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASE CORPORATION

By /s/ John Ferrara
John Ferrara
Vice President and Chief Financial Officer and Controller
AmBase Corporation
Date: August 2, 2017